SECURITIES AND EXCHANGE COMMISSION
                        WASHINGTON, D.C. 20549-1004

                               FORM 8-K

                            CURRENT REPORT

                Pursuant to Section 13 or 15(d) of the
                  Securities Exchange Act of 1934

    Date of Report (Date of earliest event reported) November 25, 1996
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                      Commission File Number 0-7624
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                  WESTERN MASSACHUSETTS ELECTRIC COMPANY
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          (Exact name of registrant as specified in its charter)


               MASSACHUSETTS                      04-1961130
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     (State or other jurisdiction of          (I.R.S. Employer
      incorporation or organization)         Identification No.)


  174 BRUSH HILL AVENUE, WEST SPRINGFIELD, MASSACHUSETTS  01090-0010
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              (Address of principal executive offices)      (Zip Code)


                            (413) 785-5871
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            (Registrant's telephone number, including area code)


                            Not Applicable
                            --------------
       (Former name or former address, if changed since last report)

Item 5. Other Events

1. Nuclear Matters

     Millstone Units - Readiness for Restart Plans

     Millstone 1, a 660-MW boiling water reactor, and Millstone 2, an 870-MW pressurized water reactor, are each owned 81 percent by The Connecticut Light and Power Company (CL&P) and 19 percent by Western Massachusetts Electric Company (WMECO). Millstone 3, a 1154-MW pressurized water reactor, is jointly owned by CL&P (52.93 percent), WMECO (12.24 percent), Public Service Company of New Hampshire (PSNH) (2.85 percent) and other New England utilities. CL&P, WMECO and PSNH are subsidiaries of Northeast Utilities (NU) and comprise, together with NU's other subsidiaries, the "NU System".

     The three Millstone units (collectively, Millstone) are located in Waterford, Connecticut and are managed by Northeast Nuclear Energy Company (NNECO), another subsidiary of NU. Millstone 1, 2 and 3 have been out of service since November 4, 1995, February 21, 1996 and March 30, 1996, respectively, and are presently on the Nuclear Regulatory Commission's (NRC) watch list. NNECO is addressing a number of concerns raised by the NRC about Millstone.

     On December 17, 1996, NNECO advised the NRC staff of its comprehensive plans for restarting each of the Millstone units. Each unit's recovery team will be working towards restart of its respective unit on a parallel basis with the other two units. Based upon management's current plans, it is estimated that one of the units will be ready for restart in the third quarter of 1997 with the second and third units being ready for restart in the fourth quarter of 1997 and the first quarter of 1998, respectively. Millstone 1 presently has the most aggressive schedule, but there are no assurances it will be the first unit to restart. Prior to and following notification to the NRC that the units are ready to resume operations, management expects that the NRC staff will conduct extensive reviews and inspections, and, prior to such notification, independent corrective action verification teams will also inspect each unit. The units will not be allowed to restart without an affirmative vote of the NRC commissioners following completion of these reviews and inspections. Management cannot estimate when the NRC will allow any of the units to restart, but hopes to have at least one unit operating in the second half of 1997.

     For additional information regarding nuclear performance matters, nuclear regulatory requirements and the financial effect on the NU System of the Millstone outages, see WMECO's Forms 8-K dated January 31, 1996, March 30, 1996, June 6, 1996, June 28, 1996, July 22, 1996 and September 3, 1996,
Forms 10-Q for the quarters ended March 31, 1996, June 30, 1996 and September 30, 1996 and "Item 1. Business - Electric Operations - Nuclear Generation" in NU's 1995 Form 10-K.

     Connecticut Yankee

     On December 4, 1996, the board of directors of Connecticut Yankee Atomic Power Company (CYAPC) voted unanimously to retire the Connecticut Yankee nuclear plant (CY) from commercial operation. CL&P, WMECO and PSNH own 34.5%, 9.5% and 5%, respectively, of CYAPC's common stock. The decision to shut down CY was based on an economic analysis of the costs of operating it compared to the costs of closing it and incurring replacement power costs over the remaining period of the unit's operating license. This analysis did not consider the costs of addressing concerns about CY's design and licensing basis raised by the NRC this past summer similar to those raised at Millstone. If these costs had been considered the economic analysis would have been even more negative. CYAPC has undertaken a number of regulatory filings intended to implement the decommissioning.

     For additional information regarding the decision to retire CY, see WMECO's Form 10-Q for the quarter ended September 30, 1996 and "Item 1. Business - Electric Operations - Nuclear Generation" in NU's 1995 Form 10-K.

     NRC Enforcement Conferences

     On December 4 and 5, 1996, the NRC conducted enforcement conferences regarding numerous apparent regulatory violations at Millstone and CY that were discovered during routine and special inspections at the units during 1996. It is likely that these proceedings will result in the issuance of Notices of Violations and the imposition of significant civil penalties for each of the units.

     Section 2.206 Petition

     On November 25, 1996, a petition was filed by the Citizens Awareness Network with the NRC under Section 2.206 of the agency's regulations requesting, among other things, that the NRC suspend or revoke NNECO's licenses to operate Millstone due to alleged mismanagement of the units. The petitioners also request actions by the NRC regarding its regulation and oversight of Millstone and the decommissioning of CY. Management is currently evaluating how it will respond to the petition, but does not believe that the petition will result in the suspension or revocation of any of the units' operating licenses.

     Potential Joint Owner Litigation

     The non-NU owners of Millstone 3 have been paying their monthly shares of the cost of that unit since it went out of service in March 1996, but have reserved their rights to contest whether the NU System companies have any responsibility for the additional costs the non-NU owners have borne as a result of the current outage of that unit. No formal claims have been made, but management believes that it is possible that some or all of the non-NU owners will assert liability on the part of the NU System. CL&P and WMECO, through NNECO as agent, operate Millstone 3 at cost, and without profit, under a Sharing Agreement that obligates them to utilize good utility operating practice and requires the joint owners to share the risk of employee negligence and other risks pro rata in accordance with their ownership shares. The Sharing Agreement provides that CL&P and WMECO would only be liable for damages to the non-NU owners for a deliberate breach of the Agreement pursuant to authorized corporate action. If brought, NU would vigorously defend against any such action.

2.   NU System Capacity

     On December 6, 1996, a fuel barge damaged the Long Island end of the underwater cables extending from Northport, New York to Norwalk, Connecticut (Long Island Cable). The Long Island Cable can provide up to 300 MW of capacity to CL&P from Long Island Lighting Company to enhance system reliability, but will not return to service until at least next summer. Notwithstanding problems with the Long Island Cable, the shutdown of CY and the outages at Millstone, the NU operating companies are effecting improvements to the System's transmission facilities and expect to have sufficient capacity, assuming expected system load and expected operations of system facilities, to meet peak demands in their service areas through the winter of 1996-1997 and the summer of 1997.


     For additional information regarding the NU System's capacity, see WMECO's Form 8-K dated July 22, 1996 and Forms 10-Q for the quarters ended March 31, 1996, June 30, 1996 and September 30, 1996.

3.   Storm Bernice

     Storm Bernice, which struck the NU System's service area on December 7-8, 1996, was the fourth most severe in the System's history, causing power outages at its peak to about 352,000 of its customers (about 20% of all customers). Restoration efforts were largely completed by December 11 and are expected to cost NU about $20-30 million. After payment of a $10 million deductible, up to $15 million of insurance is available to cover the restoration costs.

















































                                  SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                          WESTERN MASSACHUSETTS ELECTRIC COMPANY
                          --------------------------------------
                                         Registrant




Date  December 19, 1996         By /s/John B. Keane
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                                   John B. Keane
                                   Vice President and Treasurer